UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2023

PLIANT THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 17, 2023, Pliant Pharmaceuticals, Inc. (the “Company”) received notice from Novartis Institutes for BioMedical Research, Inc. (“Novartis”) that Novartis has elected to exercise its right to terminate the Collaboration and License Agreement by and between the Company and Novartis, dated October 17, 2019 (the “Collaboration Agreement”), as amended by Amendment No. 1 to the Collaboration and License Agreement between the Company and Novartis, dated as of November 15, 2022 (“Amendment No. 1”). Novartis informed the Company of its decision, as part of its new strategy focusing on a limited number of therapeutic areas, to divest clinical NASH assets and, as a result, to discontinue the development of PLN-1474, a small molecule selective inhibitor of integrin αvß1, being developed for the treatment of liver fibrosis associated with NASH. The termination will take effect on April 18, 2023.

The Collaboration Agreement provided for an early research program for up to three additional integrin targets (the “Research Targets”). The research term, as amended by Amendment No. 1, is scheduled to conclude in the first quarter of 2023. During the research term, the Company collaborated with Novartis to biologically validate certain Research Targets and identify and synthesize potential research compounds for each Research Target in accordance with the applicable research plan. In the second quarter of 2022, the Company successfully validated one of the Research Targets and synthesized multiple potential development candidates.

Pursuant to the Collaboration Agreement, the Company received an upfront, non-refundable license fee of $50.0 million and was eligible to receive contingent payments of up to $416.0 million, of which $29.0 million has been received by the Company. Effective upon the termination of the Collaboration Agreement, all rights and licenses granted thereunder, including development candidates targeting the validated Research Target, PLN-1474 and the related IND, will revert back to the Company. The payment obligations of Novartis with respect to future milestones, royalties and research and development funding will also terminate.

The foregoing description of the terms of the Collaboration Agreement and Amendment No. 1 are qualified in their entirety by reference to (i) the Collaboration Agreement, which is filed as Exhibit 10.15 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 11, 2020 and (ii) Amendment No. 1, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: February 23, 2023	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer